UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INTERNATIONAL MEDIA ACQUISITION CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 EXPLANATORY NOTE

On July 6, 2022, the Registrant filed with the Securities and Exchange Commission a definitive proxy statement for the Special Meeting of Stockholders to be held on July 26, 2022 at 10:00 a.m. EST (the “Definitive Proxy Statement”). The Registrant is filing these definitive additional proxy materials on July 8, 2022, to amend and supplement certain information in the Definitive Proxy Statement. No other information in the Definitive Proxy Statement has been revised, supplemented, updated or amended.

 SUPPLEMENT TO PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS OF INTERNATIONAL MEDIA ACQUISITION CORP.

TO BE HELD ON JULY 26, 2022

The following disclosure (i) corrects an error regarding the deadline for stockholders to redeem their shares of common stock in connection with the Special Meeting stated on page 6 of the Definitive Proxy Statement and in the letter to stockholders included therein, which should have read as “July 22, 2022” instead of “July 24, 2022”; and (ii) corrects an error regarding the balance in the Registrant’s trust account on July 5, 2022, stated on pages 2 and 6 of the Definitive Proxy Statement and in the letter to stockholders included therein, which should have read “$230,375,682.75” instead of “$230,375,682.75 million”.

All other information in the Definitive Proxy Statement remains unchanged. The corrected and supplemental disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All page and paragraph references used herein refer to the Definitive Proxy Statement before any additions or deletions resulting from the revised disclosures, and terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

Redemption Deadline Clarification

The first sentence of the last paragraph on the second page of the letter to stockholders included in the Definitive Proxy Statement is hereby amended and restated in its entirety to read:

“To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two business days prior to the Special Meeting (or July 22, 2022).”

The first bullet point in the fifth paragraph on page 6 of the Definitive Proxy Statement is hereby amended and restated in its entirety to read:

“In order to exercise your conversion rights, you must:

•	submit a request in writing prior to 5:00 p.m., Eastern time on July 22, 2022 (two business days before the Special Meeting) that we convert your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: Mark Zimkind

E-mail: mzimkind@continental stock.com

and”

Trust Account Balance Clarification

The fifth sentence of the fifth paragraph on the second page of the letter to stockholders included in the Definitive Proxy Statement is hereby amended and restated in its entirety to read:

“Each redemption of shares by our public stockholders will decrease the amount in our Trust Account, which held approximately $230,375,682.75 of marketable securities as of July 5, 2022.”

The first sentence of the first paragraph on the third page of the letter to stockholders included in the Definitive Proxy Statement is hereby amended and restated in its entirety to read:

“As of July 5, 2022, there was approximately $230,375,682.75 in the Trust Account.”

The fourth sentence of the fifth paragraph on page 2 of the Definitive Proxy Statement is hereby amended and restated in its entirety to read:

“Each redemption of shares by our public stockholders will decrease the amount in our Trust Account, which held approximately $230,375,682.75 of marketable securities as of July 5, 2022.”

The fourth sentence of the fourth paragraph on page 6 of the Definitive Proxy Statement is hereby amended and restated in its entirety to read:

“For illustrative purposes, based on funds in the Trust Account of approximately $230,375,682.75 on July 5, 2022, the estimated per share conversion price would have been approximately $10.01.”